UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 27, 2015

(Date of Report - date of earliest event reported)

Tekmira Pharmaceuticals Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 27, 2015, management of Tekmira Pharmaceuticals Corporation, a British Columbia corporation (“Tekmira”), gave an investor presentation regarding Tekmira’s proposed merger pursuant to that certain Agreement and Plan of Merger and Reorganization, dated January 11, 2015, by and among Tekmira, TKM Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Tekmira, and OnCore Biopharma, Inc. A copy of the Presentation Slide Deck used by Tekmira during the investor presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

Tekmira has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed Merger and plans to mail to its stockholders a definitive proxy statement in connection with the proposed Merger. The definitive proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Tekmira through the SEC’s website at www.sec.gov and from Tekmira by contacting Investor Relations by telephone at (604) 419-3200 or upon written request addressed to our corporate secretary at Tekmira Pharmaceuticals Corporation, 100 – 8900 Glenlyon Parkway, Burnaby, BC, Canada, V5J 5J8 or by going to Tekmira’s Investor section on its corporate web site at www.tekmira.com.

Tekmira and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Tekmira in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in Tekmira’s Annual Report on Form 10-K, which was filed with the SEC on March 28, 2014, and is supplemented by other public filings made, and to be made, with the SEC by Tekmira. The Annual Report on Form 10-K and other public filings are available free of charge through the SEC’s website at www.sec.gov and from Tekmira by contacting Investor Relations by telephone at (604) 419-3200 or upon written request addressed to our corporate secretary at Tekmira Pharmaceuticals Corporation, Tekmira Pharmaceuticals Corporation, 100 – 8900 Glenlyon Parkway, Burnaby, BC, Canada, V5J 5J8 or by going to Tekmira’s Investor section on its corporate web site at www.tekmira.com.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Current Report on Form 8-K include statements about the proposed merger of Tekmira and OnCore; the anticipated closing of the merger; calling, holding and obtaining Tekmira shareholder approval for the merger; the executives and board members of the combined company.

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With respect to the forward-looking statements contained in this Current Report on Form 8-K, Tekmira has made numerous assumptions regarding, among other things: the ability to obtain required shareholder and regulatory approval for the merger and the timing thereof; the ability to satisfy all conditions for the closing of the merger; and the subsequent integration of Tekmira and OnCore business and operations. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the ability of the parties to consummate the proposed merger; satisfaction of closing conditions to the consummation of the proposed merger; the ability to obtain Tekmira shareholder approval for the merger; the ability to obtain any required regulatory approvals and the timing of such, and conditions that may be imposed on the merger therefrom; the impact of the announcement or the closing of the merger on Tekmira’s relationships with its employees, existing customers or potential future customers; the ability of Tekmira to successfully integrate OnCore’s operations and employees in a timely and efficient manner; the risks detailed in Tekmira’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 12, 2015 and January 26, 2015, respectively; and such other risks detailed in Tekmira’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014, and other continuous disclosure filings which contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. Tekmira assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

	Exhibit No.	Description

	99.1	Presentation Slide Deck, dated January 27, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Bruce G. Cousins
	Name:	Bruce G. Cousins
	Title:	Executive Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Slide Deck, dated January 27, 2015